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                                                                      EXHIBIT 11


              THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)

                                                              NINE MONTHS ENDED      THREE MONTHS ENDED
                                                                SEPTEMBER 30,           SEPTEMBER 30,
                                                            ---------------------  ----------------------
                                                              1996         1995      1996          1995
                                                            --------     --------  --------      --------
PRIMARY:
Average common share outstanding  . . . . . . . . . . . .    1,319        1,362       1,304         1,345

Dilutive stock options based on the treasury stock method
  using the period end market price   . . . . . . . . . .       10            5          10             5
                                                            ------     --------     -------      --------

Average common and common share equivalents
  outstanding   . . . . . . . . . . . . . . . . . . . . .    1,329        1,367       1,314         1,350
                                                            ======     ========     =======      ========

Net income (loss) . . . . . . . . . . . . . . . . . . . .   $3,205     $   (653)    $   500      $ (2,172)
                                                            ======     ========     =======      ========

Net income (loss) per share . . . . . . . . . . . . . . .   $ 2.41     $  (0.48)    $  0.38      $  (1.61)
                                                            ======     ========     =======      ========

FULLY DILUTED:
Average common and common share equivalents
  outstanding - primary   . . . . . . . . . . . . . . . .    1,329        1,367       1,314         1,350
                                                            ======     ========     =======      ========

Net income (loss) . . . . . . . . . . . . . . . . . . . .   $3,205     $   (653)    $   500      $ (2,172)
                                                            ======     ========     =======      ========

Net income  (loss) per share  . . . . . . . . . . . . . .   $ 2.41     $  (0.48)    $  0.38      $  (1.61)
                                                            ======     ========     =======      ========
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